Exhibit 3.1

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION

OF

ChowChow Cloud International Holdings Limited

(adopted by a Special Resolution passed on 18 October 2024)

1	NAME

1.1	The name of the Company is Chowchow Cloud International Holdings Limited.

2	REGISTERED OFFICE

2.1	The Registered Office of the Company shall be at Hameys Fiduciary(Cayman) Limited,4thFloor, Harbour Place. 103 South Church Street. PO. Box 10240. Grand Cayman KYI-1002. Cayman Islands, or at such other location as the Directors may from time to time determine.

3	OBJECTS

3.1	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

4	CAPACITY

4.1	Subject to paragraph 5 of this Memorandum of Association, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Act.

5	EXEMPTED COMPANY

5.1	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands: provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the earning on of its business outside the Cayman Islands.

6	LIABILITY OF SHAREHOLDERS

6.1	The liability of each Shareholder is limited to the amount, if any, unpaid on the Shares held by such Shareholder.

7	SHARE CAPITAL

7.1	The authorised share capital of the Company is US$50,000 divided into 500,000,000 Ordinary’ Shares, par value US$0.0001 each of such class or classes (however designated) as the Board of Directors may determine in accordance with Article 3.2 of the Articles. Subject to the Companies Act. the Articles and. where applicable, the Designated Stock Exchange Rules, the Company shall have power to redeem or purchase any of its Shares and to increase or reduce its authorised share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or tto any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of Shares whether stated to be ordinary; preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8	CONTINUATION

8.1	The Company has the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

9	DEFINITIONS

9.1	Capitalised terms that are not defined in this Memorandum of Association bear the same meanings as those given in the Articles of Association of the Company.

THE COMPANIES ACT (REVISED)

OF till- CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ChowChow Cloud International Holdings Limited

(adopted by a Special Resolution passed on 18 October 2024)

TABLEA

The regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company.

1	DEFINITIONS AND INTERPRETATION

11	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“ADS”	means an American Depositary Share representing die Company’s Ordinary Shares;

“Affiliate”	means in respect of a Person, any other Person that, directly or indirectly, through (1) one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in t^ie case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-inlaw and father-in-law and brothers-in-law- and sisters-in-law; a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity’ which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, shares having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity: means these articles of association of the Company, as amended or substituted from time to time;

“Articles”	Means these articles of association of the Company, as amended or substituted from time to time;

“Audit Committee”	means the audit committee of the Board of Directors established;

“Board” and “Board of Directors” and “Directors”	means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof;

“Chairman”	means the chairman of the Board of Directors:

“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;

“Commission”	means the Securities and Exchange Commission of the United States or any other federal agency for the time being administering the Securities Act;

“Companies Act”	means the Companies Act (Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“Company”	means Chowchow Cloud International Holdings Limited, a Cayman Islands exempted company;

“Company’s Website”	means the website of the Company, the address or domain name of which has been notified to Shareholders;

“Compensation Committee”	means the compensation committee of the Board of Directors established;

“Designated Stock Exchange”	means the stock exchange in the United States that the Shares or ADSs are listed for trading;

“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares or ADSs on the Designated Stock Exchange;

“electronic”	means the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor,

“electronic communication”	means electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“Electronic Transactions Act”	means the Electronic Transactions Act (Revised) of the Cayman Islands and any statutory- amendment or re-enactment thereof;

“Independent Director”	means a Director who is an independent director as defined in the Designated Stock Exchange Rules;

“Interested Director”	means a Director who has a direct or indirect interest in any contract, business or arrangement in which the Company or its Affiliates is a party or becomes a party to.

“1 aw”	means the Companies Act and every’ other law and regulation of the Cay man Islands for the time being in force concerning companies and affecting the Company;

“Memorandum of Association”	means the memorandum of association of the Company, as amended or substituted from time to time;

“month”	means a calendar month;

“Nominations Committee”	means the nominations committee of the Board of Directors established;

“Olficer”	means any person appointed by the Directors to hold an office in the Company;

“Ordinary Resolution”

means a resolution:

(a) passed by a simple majority of the votes of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company held in accordance with these Articles; or

(b) approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“Ordinary Shares”	means an ordinary share in the capital of the Company of US$0.0001 nominal or par value designated as an Ordinary Share and having the rights provided for under these Articles;

“paid up”	means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up:

“Person”	means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality ) or any of them as the context so requires:

“Register”	means the principal register and any branch register of Shareholders of the Company maintained in accordance with the Companies Act;

‘‘Registered Office”	means the registered office of the Company as required by the Companies Act;

“Seal”	means Tic common seal of the Company (if adopted) including any facsimile thereof;

“Secretary”	means any Person appointed by the Directors to perform any of the duties of the secretary of the Company;

“Securities Act”	means the Securities Act of 1933 of the United States, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Share”	means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require . For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share;

“Shareholder”	means a Person w;ho is registered as the holder of Shares in the Register;

“Share Premium Account”	means the share premium account established in accordance with these Articles and the Companies Act;

“signed”	means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

‘Special Resolution”	means a special resolution:

(a) passed in accordance with the Law, being a resolution passed by a majority of not less than two-thirds (2/3) of the votes of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or

(b) approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of die Shareholders mid the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“Treasury Share”	means a Share held in the name of the Company as a treasury’ share in accordance with the Companies Act;

‘‘United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and

“ Year”	means a calendar year.

12	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa:

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States;

(e)	reference to a statutory enactment shall include reference to any amendment or reenactment thereof for the time being in force;

(f)	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular ease;

(g)	any phrase introduced by the terms “including”, “include” or “in particular” or similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another,

(i)	any requirements as to delivery under the Articles include delivery *[n] the form of an electronic record or an electronic communication:

(j)	any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act; and

(k)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

1.3	Subject to the preceding Articles. any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

2	PRELIMINARY

2.1	Commencement of Business. The business of the Company may be conducted as the Directors see fit.

2.2	Registered Office. The registered office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

2.3	Commencement Costs and Expenses. The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

2.4	Register of Members. The Directors shall keep, or cause to be kept, the register at such place as the Directors may from time to time determine and. in the absence of any such determination, the register shall be kept at the registered office.

3	SHARES

3.1	Issue. Subject to these Articles and. where applicable, the Designated Stock Exchange rules, all shares for the time being unissued shall be under the control of the Directors who may. in their absolute discretion and without the approval of the Shareholders, cause the Company to:

(a)	allot. issue and dispose of Shares (including. without limitation. preferred shares) (whether in certificated form or non-certificated form) to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

(b)	grant rights over existing Shares or issue other securities in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

(c)	grant options with respect to Shares and issue warrants or similar instruments with respect thereto, at such times and on such terms and having such rights and being subject to such restrictions as they may from time to time determine.

3.2	Class Variation. The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or by a Special Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinaiy Shares, al such time and on such terms as they may think appropriate. The Directors may issue from time to time, out of the authorised share capital of the Company. (other than the authorised but unissued Ordinary Shares), series of preferred shares which may carry rights more preferential than the rights of Ordinary Shares, at such time and on such tenns as they may think appropriate in their absolute discretion and without approval of the Shareholders; provided, however, before any preferred shares of any such series arc issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and. if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends. if any, payable on such series, whether any such dividends shall be cumulative, and, if so. from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)	whether the preferred shares of such series shall be subject to redemption by die Company, and. if so. the times, prices and other conditions of such redemption;

(c)	whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Shareholders upon the liquidation of the Company, turd, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and. if so. the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and. if so. the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the sane, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company- of. the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; aid

(j)	any other powers, preferences and relative, participating, options, and other special rights, and any qualifications, limitations and restrictions thereof;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

3.3	No Bearer Shares. The Company shall not issue Shares to bearer.

3.4	Commission. The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

3.5	Directors’ Consent. The Directors may refuse to accept any application for Shares, and may’ accept any application in whole or in part, for any reason or for no reason.

4	MODIFICATION OF RIGHTS

4.1	Class Variation. Whenever the capita! of the Company is divided into different Classes the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class, only be materially adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued Shares of that Class or with the approval of a resolution passed by at least two-thirds (2/3) of the votes cast by the holders of the Shares of that Class present and voting in person or by proxy at a separate meeting of such holders. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be two persons at least holding or representing by proxy one-third (1/3) of the issued Shares of the relevant class and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one (1) vote for each Share of the Class held by him. For the purposes of this article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes.

4.2	No Variation on Further issue. The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any Class by the Company. The rights of the holders of Shares shall not be deemed to be materially adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

5	CERTIFICATIONS

5.1	Share Certificates. Unless and until the Directors resolve to issue share certificates, no share certificate shall be issued, and the records of the shareholdings of each Shareholder shall be in uncertified book entry form. 1f the Directors do resolve to issue share certificates in respect of any one or more classes of Shares, then every- Shareholder holding such shares shall be entitled, upon written request only. to a certificate signed by a Director or Secretary; or any other person authorised by a resolution of the Directors, or under the seal specifying the number of Shares held by him and the signature of the Director. Secretary or authorised person and the seal may be facsimiles or affixed by electronic means pursuant to the electronic transactions act. Any Shareholder receiving a certificate shall indemnify and hold the Company and its Directors and Officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof.

5.2	Certificate Legends. Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

5.3	Multiple Shares. Any two or more certificates representing Shares of any one Class held by any Shareholder may at the Shareholder’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of US$ 1.00 or such smaller sum as the Directors shall determine.

5.4	Replacement. If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Shareholder upon request subject to delivery-’ up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity aid the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

5.5	Joint Holders. In the event that Shares are held jointly by several Persons, any request may be made by any- one of the joint holders and if so made shall be binding on all of the joint holders.

6	FRACTIONAL SHARES

6.1	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry- the corresponding fraction of liabilities (whether w ith respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole share. If more than one fraction of a share of the same class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

7	LIEN

7.1	All Monies Payable. The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount hen on every Share registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently pay able). The Directors may at any time declare a share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it, including but not limited to dividends.

7.2	Sale. The Company may sell, in such manner as the Directors in their absolute discretion think fit. any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently pay able, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

7.3	Registration of Purchase. For giving effect to any such sale the Directors may authorise a Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

7.4	Application of Proceeds. The proceeds of the sale after deduction of expenses, fees and commissions incurred by the Company. shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

8	CAI.I.S ON SHARES

8.1	Calls. Subject io the terms of the allotment, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time and place of payment) pay to the Company al the time so specified the amount called on such Shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

8.2	Joint Holders. The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

8.3	Interest on Calls. If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at such rate not exceeding twenty percent (20%) per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part;.

8.4	Fixed Payment Dates. The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

8.5	Partly Paid Shares. The Directors may make arrangements with respect to the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

8.6	Advancement. The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him. and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, six per cent (6%) per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Shareholder paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

9	FORFEITURE OF SHARES

9.1	Failure to pay Call. If a Shareholder fails to pay any call or instalment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve not less than fourteen (14) days’ notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of the actual payment.

9.2	Forfeiture Notice. The notice shall name a further day (not earlier than the expiration of fourteen (14) calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

9.3	Forfeiture. If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

9.4	Sale of Forfeited Share. A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

9.5	Outstanding Liability. A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

9.6	Certificate of Forfeiture. A certificate in writing under the hand of a Director of the Company that a Share has been duly forfeited on a date stated in the certificate, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

9.7	Consideration of Sale of Forfeited Share. The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant, to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to sec to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

9.8	Fixed Payment Dates. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

10	TRANSFER OF SHARES

10.1	Instrument of Transfer. The instrument of transfer of any Share shall be in writing and in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor (or otherwise as prescribed by the rules and regulations of the Designated Stock Exchange) and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

10.2	Directors’ Consent.

(a)	Subject to the terms of issue thereof and the rules or regulations of the Designated Stock Exchange or any relevant rules of the Commission or securities laws, the Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien.

(b)	The Directors may also decline to register any transfer of any Share unless:

(i)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one Class of Shares;

(iii)	the instrument of transfer is properly stamped, if required:

(iv)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four;

(v)	the Shares transferred are free of any lien in favour of the Company; and

(vi)	a fee of such maximum sum as the Designated Stock Exchange may’ determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

10.3	Suspension of Registration of Transfers. The registration of transfers may, after compliance with any notice required of the Designated Stock Exchange Rules, be suspended and the Register closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register closed for more than thirty (30) calendar days in any year.

10.4	Notification of Refusal. All instruments of transfer that arc registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same. If the Directors refuse to register a transfer of any Shares, they shall within three (3) calendar months after the date on which the transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal.

11	TRANSMISSION OF SHARES

11.1	Legal Personal Representative. The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

11.2	Transmission. Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

11.3	Pre-Registration Status. A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety (90) calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

12	REGISTRATION OF EMPOWERING INSTRUMENTS

12.1	The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

13	ALTERATION OF SHARE CAPITAL

13.1	Increase. The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

13.2	Amendment. The Company may by Ordinary Resolution;

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)	subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)	cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

13.3	Reduction. The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by Law.

14	REDEMPTION, PURCHASE AND SURRENDER OF SHARES

14.1	Reduction. Subject to the provisions of the Law and these Articles, the Company may:

(a)	issue Shares that are to be redeemed or arc liable to be redeemed at the option of the Shareholder or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by either the Board or by the Shareholders by Special Resolution;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner and terms as have been approved by the Board or by the Shareholders by Ordinary Resolution, or are otherwise authorised by these Articles; and

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act, including out of capital.

14.2	No other Redemption. The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

14.3	Condition for Redemption. The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

14.4	Surrender. The Directors may accept the surrender for no consideration of any fully paid Share.

15	TREASURY SHARES

15.1	Treasury Share. The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

15.2	Cancellation of Treasury Share. The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

15.3	No Distribution in relation to Treasury Share. No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Shareholders on a winding up) may be declared or paid in respect of a Treasury Share.

15.4	Register - Treasury Share. The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a Shareholder for any purpose and shall not exercise any right in respect of the Treasury Shares. and any purported exercise of such a right shall be void;

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Law, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a Treasury Share shall be treated as Treasuty Shares.

15.5	Disposal of Treasury Shares. Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

16	GENERAL MEETINGS

16.1	Meetings. All general meetings other than annual general meetings shall be called extra ordinary general meetings.

16.2	Annual General Meeting

(a)	The Company may (but is not obliged to) in each financial year hold a general meeting as its annual general meeting and shall specify’ the meeting as such in the notices calling it, and such annual general meeting shall be held within six months after the end of the Company’s financial year. The annual general meeting shall be held at such time and place as may’ be determined by the Directors.

(b)	At these meetings a report of the Directors (if any) may be presented..

16.3	Directors Convene. A majority of the Directors may call general meetings, and they’ shall on a Shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

16.4	Shareholders Convene. A Shareholders’ requisition is a request of one or more Shareholders holding as at the date of deposit of the request in aggregate not less than one-third (1/3) of the voting rights (on a one vote per share basis) in. the share capital of the Company, Such Shareholders may also add resolutions to the agenda of a general meeting.

16.5	Requisition. Subject to Article 16.2, the requisition must state the objects of the meeting and must be signed by the Shareholders that made the request (the Requisitionists’) and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more Rcquisitionists.

16.6	Directors Convene General Meeting. If the Directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty -one (21) calendar days, the Requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) calendar days.

16.7	Requisiticnists Convene General Meeting. A general meeting convened as aforesaid by Requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings arc to be convened by Directors.

16.8	Shareholder Participation. Shareholders seeking to bring business before the annual general meeting or to nominate candidates for election as Directors at the annual general meeting must deliver notice to the Registered Office not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled dale ofthe annual general meeting.

17	NOTICE OF GENERAL MEETINGS

17.1	Notice of Meeting. An annual general meeting of the Company shall be called by at least 7 days ‘ notice in writing, and a general meeting of the Company (other than an annual general meeting) shall be called by at least 7 days’ notice in writing. Every’ notice shall be exclusive of the day on which it is served or deemed to be served but inclusive of the day for which it is given and shall specify’ the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not die provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting by all the Shareholders (or their proxies) entitled to attend and vote thereat, and

(b)	in the case of an extraordinary general meeting by a majority in number of the Shareholders (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent (95%) in par value of the Shares giving that right,

17.2	Failure to Give Notice. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

18	PROCEEDINGS AT GENERAL MEETINGS

18.1	Due Constitution of Meeting. No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business.

18.2	Quorum. At least one or more holder(s) of Shares holding not less than an aggregate of one-third (1/3) of all votes attaching to all Shares in issue and entitled to vote present in person or by proxy or. if a corporation or other non-natural person, by its duly authorised representative, shall be a quorum for all purposes.

18.3	No Quorum. If within half an hour from the time appointed for the meeting a quorum is not present the meeting shall be dissolved.

18.4	Electronic Communication. If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company’ may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

18.5	Chairman of Shareholder Meeting. The Chairman (if any) shall preside as chairman at every general meeting of the Company.

18.6	No Chairman. If there is no Chairman, or if at any general meeting he is not present within fifteen (15) minutes after the lime appointed for holding the meeting or is unwilling to act as Chairman, any Director or Person nominated by the Directors shall preside as chairman of that meeting, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of that meeting.

18.7	Adjournment. The chairman may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen (14) calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting . Save as aforesaid it shall not be necessary to give any notice of ai adjournment or of the business to be transacted at an adjourned meeting.

18.8	Cancellation or Postponement of Meeting. The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by Requisition ists in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders.. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

18.9	Casting of Votes. At any general meeting a resolution put to the vote of the meeting shall be decided on a show- of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or any one or more Shareholders who together hold not less than 10% of the votes attaching to the total shares that are present in person or by proxy, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show’ of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

18.10	Polls. If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded

18.11	Equality of Votes. All questions submitted to a meeting shall be decided by a simple majority of votes except where a greater majority-’ is required by these Articles or by the Law. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show’ of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

18.12	Specific Polls. A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs..

19	VOTES OF SHAREHOLDERS

19.1	Voting Rights. Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one (1) vote and on a poll every Shareholder and every’ Person representing a Shareholder by proxy shall have one (1) vote for each Ordinary Share of which he or the Person represented by proxy is the holder.

19.2	Joint Holders. In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

19.3	Shareholder Capacity. A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Share’s by proxy.

19.4	Unpaid Shares. No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

19.5	Poll Votes. On a poll, votes may be given either personally or by proxy.

19.6	Proxies. Any Shareholder (including a Shareholder which is a clearing house (or its nominee(s))) entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person (being a natural person) as his proxy to attend and vote in his place:. A Shareholder who is the holder of two or more Shares may appoint more than one proxy to represent him and vote on his behalf at a general meeting of the Company or at a Class meeting. A proxy need not be a Shareholder, and shall be entitled to exercise the same powers on behalf of a Shareholder who is a natural person and for whom he acts as proxy as such Shareholder could exercise. In addition, a proxy shall be entitled to exercise the same powers on behalf of a Shareholder which is a corporation and for which he acts as proxy as such Shareholder could exercise as if it were a natural person Shareholder present in person at any’ general meeting . On a poll or a show of hands votes may be given either personally (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or by proxy: The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

19.7	Form of Proxy. An instrument appointing a proxy. may be in any usual or common form or such other form as the Directors may approve.

19.8	Deposit of Proxy Appointment Instrument. Tire instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any’ instrument of proxy sent out by the Company:

(a)	not less than 48 hours before the time for holding the meeting or adjourned meeting at which the Person named in the instrument proposes to vote: or

(b)	in the ease of a pol 1 taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll, or

(c)	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the Chairman or to the secretary or to any Director, provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The Chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

19.9	Proxy Instrument. The instrument appointing a proxy shall be deemed to confer authority- to demand or join in demanding a poll.

19.10	No Action. No action shall be taken by the Shareholders except at an annual or extraordinary- general meeting called in accordance with these Articles and no action shall be taken by the Shareholders by written consent or electronic transmission, unless otherwise as permitted by these Articles.

19.11	Written Resolutions. A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

20	CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

20.1	Any corporation which is a Shareholder or a Director may by resolution of its Directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise as if it were an individual Shareholder or Director.

21	DEPOSITARY AND CLEARING HOUSES

21.1	If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Shareholder of the Company it may, by resolution of its Directors or oilier governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s), who enjoy rights equivalent to the rights of other Shareholders, at any meeting of the Company (including but not limited to any general meeting or creditors’ meeting) or of any Class of Shareholders provided that, if more than one (1) Person is so authorised, the authorisation shall specify’ the number and Class of Shares in respect of which each such Person is so authorised. A Person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise as if it were ai individual Shareholder holding the number and Class of Shares specified in such authorisation, including the right to speak and vote individually on a show’ of hands or on a poll.

22	DIRECTORS

22.1	Quorum. Unless otherwise detenmined by the Company in general meeting, the number of Directors shall not be less than one Director, the exact number of Directors to be determined exclusively by resolutions adopted by a majority of the authorized number of Directors constituting the Board from time to time. There shall be no maximum number of Directors unless otherwise determined from time to time by the members in general meeting. For so long as Shares are listed on the Designated Stock Exchange, the Directors shall include such number of Independent Directors as applicable law, rules or regulations or the Designated Stock Exchange Rules require for a foreign private issuer under the United States securities laws, so long as the Company is a foreign private issuer.

22.2	Vacancy. The Directors by the affirmative vote of a simple majority of the remaining Directors present and voting at a meeting of the Directors, even if less than a quorum, shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy (resulting from death, resignation, disqualification, removal or other causes except for retirement pursuant to Article 22.5) on the board of Directors or as an addition to the existing board of Directors, subject to these Articles (including the maximum number (if any) imposed by the Directors), and the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under applicable law, provided that any vacancy not filled by the Directors may be filled by the Shareholders by Ordinary Resolution at the next annual general meeting or extraordinary general meeting called for that purpose; provided further, that: whenever the holders of any class or classes of stock or senes thereof are entitled to elect one or more Directors by the provisions of these Articles, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or scries thereof then in office, or by a sole remaining Director so elected or by the Shareholders holding such class or classes of shares or scries thereof in accordance with these Articles. Any Director so appointed shall hold office only until the first annual general meeting of the Company after his appointment and shall then be subject to re-election at such meeting provided that any Director who so retires shall not be taken into account in determining the number of Directors who are to retire at such meeting by rotation pursuant to Article 22.5.

22.3	Chairman of the Board. The Board of Directors shall have a Chairman (who shall be a Director) elected and appointed by a majority of the Directors then in office. The period for which the Chairman will hold office will also be determined by a majority of all of the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent the Chairman is not present at a meeting of the Board of Directors within fifteen (15) minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairman of the meeting.

22.4	Appointment of Directors. The Company may appoint any person to be a Director by Ordinary- Resolution or by resolutions adopted by a majority of the authorized number of Directors constituting the Board from time to time, subject to the maximum number of Directors as may be determined by the Shareholders in general meeting.

22.5	Term. At each annual general meeting, one-third (1/3) of the Directors for the time being shall retire from office by rotation. However, if the number of Directors is not a multiple of three, then the number nearest to but not less than one-third shall be the number of retiring Directors. The Directors to retire in each year shall be those who have been in office longest since their last reelection or appointment but. as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. No person, other than a retiring Director, shall, unless recommended by the Board for election, be eligible for election to the office of Director at any general meeting, unless notice in writing of the intention to propose that person for election as a Director and notice in writing by that person of his willingness to be elected has been lodged at the head office or at the registration office of the Company. The period for lodgement of such notices shall commence no earlier than the day after despatch of the notice of the relevant meeting and end no later than seven days before the date of such meeting and the minimum length of the period during which such notices may be lodged must be at least seven (7) days.

22.6	Removal of Directors. A Director may be removed from office by Ordinary Resolution of the Company; notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement) . The notice of any meeting at which a resolution to remove a Director shall be proposed or voted upon must contain a statement of the intention to remove that Director and such notice must be served on that Director not less than ten (10) calendar days before the meeting . Such Director is entitled to attend the meeting and be heard on the motion for his removal.

22.7	Company Policies. The Board may. from time to time, and except as required by applicable law or the Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time,

22.8	No Minimum Shareholding. A Director shall not be required to hold any Shares in the Company by way of qualification nor is there any specified upper or lower age limit for the Directors either for accession to or retirement from the Board. A Director who is not a Shareholder of the Company shall nevertheless be entitled to attend aid speak at general meetings.

22.9	Remuneration of Directors. The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

22.10	Office Remuneration. The Directors shall be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to. attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

23	ALTERNATE DIRECTOR OR PROXY

23.1	Alternate Appointment. Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be required to sign such written resolutions where they have been signed by the appointing director, and to act in such Director’s place at any meeting of the Directors at which the appointing Director is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director of the Company and shall not be deemed to be the agent of the Director appointing him.

23.2	Director Proxy. Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing die proxy shall be in writing under die hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting. A proxy who attends such a meeting shall be counted in the quorum. Every such proxy shall be entitled to attend and vote in such appointing Director’s place when the appointing Director is not personally present at such meeting; provided, that, prior to each meeting of the Board at which the proxy is to vote, the Director shall instruct the proxy as to the manner in which he is to cast the vote and shall inform the Board accordingly and the proxy shall be entitled to cast a vote on behalf of the Director only in accordance with such instructions. Where the proxy is a Director he shall be entitled to have such separate vote on behalf of the Director for which lie is acting as proxy in addition to his own vote. The remuneration of such proxy shall be payable out of the remuneration of the Director appointing him-and the proportion thereof shall be agreed between them. The signature of a proxy to any resolution in writing of the Directors or a committee thereof shall, unless the terms of the appointment provides to the contrary, be as effective as the signature of the Director appointing him as proxy. For the avoidance of doubt, any Director that has the right to attend any meeting of a committee established by the Board may appoint a proxy to act in his place at such meeting. Where the Director appointing a proxy is an Interested Director in respect of a matter to be considered at a meeting of the Board, the Interested Director shall procure that the proxy declares the nature of his interest at such meeting and the proxy may be counted in the quorum, and shall be entitled to vote on behalf of the Interested Director in respect of any contract or proposed contract or arrangement in which such Interested Director is interested. For the avoidance of doubt, a person who is appointed a proxy shall not in consequence thereof become an Indemnified Person.

24	POWERS AND DUTIES OF DIRECTORS

24.1	Management by Directors. Subject to the Companies Act. these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may. pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by die Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed. The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

24.2	Officers. Subject to these Articles, the Directors may from time to time appoint any natural person or corporation, whether or not a Director to hold such office in the Company as the Directors may think necessary-’ for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit . Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

24.3	Appointment of Secretary. The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any- Secretory-’ or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

24.4	Delegation. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit: any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. Tire Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may’ appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they arc capable of applying.

24.5	Third Party Delegation. The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory- as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

24.6	Delegation to Committees. The Directors from time to time and at any time may delegate to any such committee (including, without limitation, the Audit Committee, the Compensation Committee and the Nominations Committee), local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

24.7	Sub-delegation. Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

24.8	Committee Charter. The Directors may adopt formal written charters for committees and, if so adopted, shall review and assess the adequacy- of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under applicable law.

25	BORROWING POWERS OF DIRECTORS

25.1	The Directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any pail thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

26	THE SEAL

26.1	Use of Seal. The Seal shall not be affixed to any instrument except by the authority’ of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. Tire Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the puipose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

26.2	Duplicate Seal. The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority’ of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every-’ instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

26.3	Authentication and Filing. Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

27	DISQUALIFICATION OF DIRECTORS

27.1	The office of Director shall be vacated, if the Director:

(a)	resigns;

(b)	dies;

(c)	is declared to be of unsound mind and the Board resolves that his office be vacated:

(d)	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

(e)	is prohibited! from being or ceases to be a director by operation of law;

(f)	without special leave, is absent from meetings of the Board for three (3) consecutive meetings, and the Board resolves that his office is vacated:

(g)	has been required by the Designated Stock Exchange to eease to be a Director, or

(h)	is removed from office by the requisite majority of the Directors or otherwise pursuant to these Articles.

28	PROCEEDINGS OF DIRECTORS

28.1	Voting. The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit:. Questions arising at any meeting shall be decided by a majority’ of votes. At any meeting of the Directors, each Director present in person or represented by his proxy or alternate shall be entitled to one (1) vote . In case of an equality of votes the Chairman shall have a second or casting vote . A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors,.

28.2	Conference Call. A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

28.3	Quorum. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, the quotum shall be a majority of Directors then in office. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

29	DIRECTORS INTERESTS

29.1	General Notice of Interests. A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. A Director may vote in respect of any contract or transaction or proposed contract or transaction that he or she may be interested therein, and he or she may also be counted in the quorum of any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

29.2	Other Office. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary-’ relation thereby established. A Director, notwithstanding his or her interest, may be counted in the quorum present at any meeting of the Directors whereat he or she or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged, and he or she may also vote on any such appointment or arrangement provided his or her interests have been disclosed.

29.3	Disclosure of Interests. Any Director may act by himself or through his firm in a professional capacity for the Company; and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company. A Director may be counted in the quorum present for the portion of any meeting of the Directors whereat he or she is appointed to act by himself or herself or through his or her firm in a professional capacity for the Company or whereat the terms of any such appointment are arranged, and he or she may also vote on any such appointment or arrangement,

29.4	Minutes. The Directors shall cause minutes to be made for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

29.5	Signed Minutes. When the Chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding the absence of a Director or Directors (so long as a quotum was present) or that there may have been a technical defect in the proceedings.

29.6	Written Resolution. A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be, When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

29.7	Notice of Meetings. A Director may, or another Officer on the requisition of a Director shall, call a meeting of the Directors by at least two day s’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held.

29.8	Acting in Vacancy. The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number*, or of summoning a general meeting of the Company, but for no other purpose.

29.9	Chairman of the Committee. Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting;.

29.10	Adjournment of the Committee Meeting. A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

29.11	Defects. All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

30	PRESUMPTION OF ASSENT

30.1	A Director of the Company who is present at a meeting of the Board of Directors at which an action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by personal delivery, registered post, recognized overnight courier, or by electronic means with confirmation of receipt, to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

31	DIVIDENDS

31.1	Payment of Dividends. Subject to any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor’.

31.2	Declaration of Dividends. Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

31.3	Setting aside of Funds. The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

31.4	Payment. Any dividend payable in cash to the holder of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register, or addressed to such person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

31.5	Distribution in Kind. The Directors may recommend to Shareholders that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, subject to the approval of Shareholders by an Ordinary Resolution, the Directors may fix the value of such specific assets, may determine that cash payment shall be made to sonic Shareholders in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

31.6	Dividend Amounts. Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while earning interest, be treated for the purposes of this Article as paid on the Share.

31.7	Joint Holders. If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share,

31.8	No Interest. No dividend shall bear interest against the Company.

31.9	Unclaimed payments. Any dividend unclaimed after a period of six (6) years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

32	ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

32.1	Accounts. The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

32.2	Inspection. The books of account shall be kept at the Registered Office, or at such other place or places as the Directors think fit. and shall always be open to the inspection of the Directors.

32.3	Financial Information. The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any night of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

32.4	Audit. The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

33	Auditor.

(a)	The Shareholders shall at each annual general meeting by Ordinary Resolution appoint one or more firms of auditors to hold office until the conclusion of the next annual general meeting on such terms and which such duties as may be agreed with the Board, but if an appointment is not made, the auditors in office shall continue in office until a successor is appointed. Subject to compliance with the Designated Stock Exchange Rules, the Board may fill any casual vacancy in the office of auditors, but while any such vacancy continues the surviving or continuing auditors (if any) may act. Subject to the approval of the Audit Committee, the remuneration of the auditors shall be fixed by or on the authority of the Shareholders in the annual general meeting by Ordinal!,’ Resolution except that in any particular year the Shareholders in general meeting may by Ordinary Resolution delegate the fixing of such remuneration to the Board and, subject to compliance with the Designated Stock Exchange Rules, the remuneration of any Auditors appointed to fill any casual vacancy may be fixed by the Board.

(b)	The Shareholders may, at any general meeting convened and held in accordance with these Articles, remove the auditors by Ordinary Resolution at any time before the expiration of the term of office and shall, by Ordinary Resolution, at that meeting appoint new auditors in their place for the remainder of the term.

33.2	Access Right. Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

33.3	Auditor Reports. The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Shareholders.

33.4	Annual Returns. The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

34	CAPITALISATION OF RESERVES

34.1	Subject to the Companies Act. the Directors may, with the authority of an Ordinary Resolution:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(iii)	allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may; for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit:

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either-:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders: and

(e)	generally do all acts and things required to give effect to the resolution.

35	SHARE PREMIUM ACCOUNT

35.1	The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

35.2	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share aid the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

36	NOTICES

36.1	Delivery of Notices. Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it by airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile or by placing it on the Company’s Website should the Directors deem it appropriate provided that the Company has obtained the Shareholder’s prior express positive confirmation in writing to receive notices in such manner. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

36.2	Outside Delivery. Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

36.3	Deemed Receipt of Notice. Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

36.4	Notice Provisions. Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five calendar days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

36.5	Deemed Service. Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such sendee shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

36.6	Notices of General Meeting. Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or banknuptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting;.

No other Person shall be entitled to receive notices of general meetings.

37	INFORMATION

37.1	No Shareholder shall be entitled to require discovers of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Shareholders of the Company to communicate to the public.

37.2	The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Shareholders including, without limitation, information contained in the Register and transfer books of the Company.

38	INDEMNITY

38.1	Every Director, Secretary, assistant Secretary, or other Officer for the time being and from time to time of the Company (but not including the Company’s auditors) (each an ‘‘Indemnified Person’” shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses. losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions (including as a result of any mistake of judgment), including without prejudice to the generality of the foregoing, any costs, expenses (including reasonable attorneys’ fees), losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere (the “Indemnified Matters”).

38.2	Without prejudice to the generality of the foregoing, the Indemnified Matters include:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company, or

(b)	for any loss on account of defect of title to any property of the Company: or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested: or

(d)	for any loss incurred through any bank, broker or other similar Person: or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Persons own dishonesty, wilful default or fraud.

39	FINANCIAL YEAR

39.1	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each year and shall begin on January 1st in each year’.

40	NON-RECOGNITION OF TRUSTS

40.1	No Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any’ Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect, of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register..

41	WINDING UP

41.1	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, divide amongst the Shareholders in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Shareholders or different classes of Shareholders!. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any asset upon which there is a liability.

41.2	If the Company shall be wound up, and the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be. the losses shall be borne by the Shareholders in proportion to tlie par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due. of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

42	AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

42.1	Subject to the Companies Act, the Company may at any time and from time to time by Special Resolution alter or amend the Memorandum and/or these Articles in whole or in part.

43	CLOSING OF REGISTER OR FIXING RECORD DATE

43.1	Closing of Register. For the purpose of determining those Shareholders that are entitled to receive notice of. attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may, by any means in accordance with the requirements of any Designated Stock Exchange, provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case forty (40) calendar days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten (10) calendar days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

43.2	Record Date Determination. In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that arc entitled to receive notice of. attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within ninety (90) calendar days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

43.3	No Record Date Chosen. If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that arc entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on w-’hich the resolution of the Directors declaring such dividend is adopted, as the case may be. shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof..

44	REGISTRATION BY WAY OF CONTINUATION

44.1	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

45	DISCLOSURE

45.1	The Directors, or any service providers (including the Officers, the Secretary and the registered office provider of the Company) specifically authorised by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.